UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2011

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SulphCo, Inc.
_________________________________________________________________________________
(Exact name of registrant as specified in charter)

Nevada	001-32636	88-0224817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 W. Sam Houston Pkwy N., Suite 190
Houston, Texas  77043
(Address of principal executive offices)  (Zip Code)

(713) 896-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.03 Bankruptcy or Receivership

(a) On September 16, 2011, SulphCo, Inc. (the “Company”) filed for bankruptcy protection under the provisions of Chapter 7 of the United States Bankruptcy Code (the “Bankruptcy Filing”) in the United States Bankruptcy Court for the Southern District of Texas – Houston Division (the “Bankruptcy Court”).  Effective as of the date of the Bankruptcy Filing, the Bankruptcy Court assumed jurisdiction and control of the Company.  The Bankruptcy Court will name a receiver, trustee, fiscal agent or similar officer at a later date. The assets of the Company will be liquidated in accordance with federal bankruptcy code.

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangerments of Certain Officers.

(b) On September 16, 2011 and concurrent with the Bankruptcy Filing, the employment of Mr. M. Clay Chambers, the Company’s Chief Operating Officer, will terminate.  Following the first meeting of creditors, the employment of Mr. Stanley W. Farmer, the Company’s President, Chief Financial Officer, Treasurer and Corporate Secretary will terminate and the Company will no longer have any employees.

Also, On September 16, 2011 and concurrent with the Bankruptcy Filing, directors  Fred S. Zeidman,  Robert J. Hassler,  Lawrence G. Schafran,  Larry D. Ryan,  Orri Hauksson and  Robert van Maasdijk resigned as members of the Company’s Board of Directors. The Company has no current members of the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SulphCo, Inc.

Dated as of: September 16, 2011	By:	/s/ Stanley W. Farmer
Name: Stanley W. Farmer Title: President, Chief Financial Officer, Treasurer and Corporate Secretary

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